United States Bankruptcy Court
                      FOB THE NORTHERN DISTRICT OF NEW YORK

_______________________________________
_______________________________________
_______________________________________
IN RE:

  THE BENETT FUNDING GROUP, INC.                   CASE NO. 96-61376
                                                   Chapter II.
                         Debtors                   Substantively Consolidated
_______________________________________

MOTION BY RFI-2 TO AMEND PRIOR ORDER


_______________________________________                   FILED
_______________________________________                SEP 08 1998
                                                      OFFICE OF THE
MEMORAMDUM-DECISION, FINDINGS OF FACT,               BANKRUPTCY CLERK
CONCLUSIONS OF LAW AND ORDER                            UTICA, NY
_______________________________________


                               STEPHEN D. GERLING
                              U.S. Bankruptcy Judge
                                 U.S. Courthouse
                                Utica, N.Y. 13502

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK

_________________________________
IN RE:

  THE BENETT FUNDING GROUP, INC.                   CASE NO. 96-61376
                                                   Chapter II.
                         Debtors                   Substantively Consolidated
_________________________________

APPEARANCES:

SHEARMAN & STERLING                                ARTHUR NORMAN FIELD, ESQ.
Attorneys for Resort Funding, Inc.                 GEORGE J. WADE, ESQ.
599 Lexington Avenue                               RICHARD A LINGG, ESQ.
New York, New York 10022-6069                      Of Counsel

SIMPSON, THACHER & BARTLETT                        GEORGE NEWCOMBE, ESQ.
Attorneys for the ss. 1104 Trustee                 JAMES GAMBLE, ESQ.
425 Lexington Avenue                               Of Counsel
New York, New York 10017

WASSERMAN, JURISTA & STOLZ                         DANIEL STOLZ, ESQ.
Attorneys for Official Committee                   Of Counsel
  Unsecured Creditors
225 Millburn Drive
Millburn, New Jersey 07041

GUY VAN BAALEN, ESQ.
Assistant U.S. Trustee
10 Broad Street
Utica, New York 13501

HANCOCK & ESTABROOK, LLP                           STEPHEN DONATO, ESQ.
Attorneys for Various Banks                        DANIEL BERMAN, ESQ.
1500 Mony Tower I
Syracuse, New York 13202

HARTER, SECREST & EMERY                            JOHN WEIDER, ESQ.
Attorneys for Various Banks                        Of Counsel
700 Midtown Tower
Rochester, New York 14604-2070

BOND, SCHOENECK & KING, LLP                        JOSEPH ZAGRANICZNY, ESQ.
Attorneys for Various Banks                        Of Counsel
One Lincoln Center
Syracuse, New York 13202
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                                                                               2


GREEN & SEIFTER
Attorneys for Various Banks                        ROBERT WEILER, ESQ.
One Lincoln Center                                 Of Counsel
Syracuse, New York 13202

Hon. Stephen D. Gerling, Chief U.S Bankruptcy Judge

                     MEMORANDUM-DECISION, FINDINGS OF FACT,
                          CONCLUSIONS OF LAW AND ORDER

      Presently before the Court is a motion filed by Resort Funding, Inc. ("RFI-2")(1) on August 5, 1998, pursuant to Rule 60(b) of the Federal Rules of Civil Procedure ("Fed.R.Civ.P."), incorporated by reference in Rule 9024 of the Federal Rules of Bankruptcy Procedure ("Fed.R.Bankr.P.") ("Motion"), requesting that the Court amend its prior Order, dated November 24, 1997 ("November 1997 Order")(2) to correct certain alleged mistakes. RFI-2 asserts that at the time of the original motion ("Swap Motion"), filed by Richard C. Breeden, the chapter 11 trustee (Trustee) of The Bennett Funding Group, Inc. ("BFG"), Bennett Management & Development Corporation ("BMDC"), Resort Service Company, Inc. ("RSC") and other substantively consolidated debtors ("Consolidated Debtors"), on November 5, 1997, there was a "miscalculation of the outstanding debt as of the date of recapitalization" ("Offset Issue")(3) and

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      (1) RFI-2 is a wholly owned subsidiary of Equivest Finance, Inc.
("Equivest") and is Equivest's only asset. RFI-2, while a related corporate entity, is not a debtor in the above-referenced case.

      (2) The November 1997 Order authorized, inter alia, the "exchange all [of] the debt due to the Estate by RFI[-2] under the Notes (as defined in the Motion) in return for (i) issuance to the Estate by Equivest of the New Shares (as defined in the Motion), and (ii) the cancellation of debt claims of RFI[-2] and Equivest against the Estate in the amount of $308,786.79."

      (3) RFI-2 alleged that it improperly credited $360,732.51 against the debt to BFG, resulting in an understatement in the amount of the debt owing by RFI-2 to BFG as of November 4, 1997.
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                                                                               3


"[an]inadvertent failure to ask the Court to authorize a release of property of which RFI-2 is the equitable owner...." ("Title Issue"). See RFI-2's Motion at
Paragraph 28.

      Support for the Motion was filed on behalf of the Official Committee of Unsecured Creditors ("Committee") on August 7,1998. The Trustee filed a response in support of the Motion on August 13, 1998. Opposition to the Motion was filed by the Office of the United States Trustee ("UST") on August 10, 1998; opposition was also filed on behalf of certain creditors in the case on August 10, 1998 (hereinafter referred to as the "Objectants")(4).

      The Court heard oral argument on the Motion on Thursday, August 13, 1998, in Utica, New York. Following the oral argument, the Court granted that portion of the Motion addressing the Offset Issue from the Bench. In view of the assertion by those parties opposing the Motion that there was an insufficient factual basis for the Court to approve that portion of the Motion addressing the Title Issue, the Court agreed to schedule an evidentiary hearing.

      On September 2 and 3, 1998, the Court heard testimony from several witnesses and was presented with additional documentary evidence in connection with the Title Issue ("Evidentiary Hearing"). At the end of the second day of testimony, the Court opted to issue a written decision.

                            JURISDICTIONAL STATEMENT

      The Court has core jurisdiction over the parties and subject matter of this contested matter

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The Motion on the Offset Issue seeks to modify the November 1997 Order to authorize the exchange of $360,732.51 in debt owed by RFI-2 to BFG for 67,113 shares of stock in Equivest.

      (4) Opposition was filed by the law firms of Hancock & Estabrook LLP, Harter, Secrest & Emery, LLP, Bond, Schoeneck & King, LLP, and Green & Seifter, Attorneys, P.C. on behalf of said creditors.

pursuant to 28 U.S.C. ss.ss. 1334(b), 157(a), (b)(1), (b)(2)(A) and (O)

                                   DISCUSSION

      At the initial hearing on August 13,1998, some of the Objectants asserted that RFI-2 lacked standing to seek relief pursuant to Fed.R.Civ.P. 60(b) in connection with the November 1997 Order because it was not the proponent of the underlying Swap Motion and had not appeared in connection with it. Rule 60(b) (the "Rule") authorizes a court to "relieve a party or a party's legal representative from a final judgment, order or proceeding" in response to a motion. "[T]he principles governing standing to invoke Rule 60 are sufficiently flexible..." to allow a nonparty to modify a final judgment or order under certain circumstances. See Dunlop v. Pan American World Airways, Inc., 672 F.2d 1044, 1051-52 (2d Cir. 1982). The Rule applies to "suits of a civil nature" commenced in a U.S. district court. See 28 U.S.C ss. 1. The Rule is incorporated by reference in Fed.R.Bankr.P. 9024 to be utilized in connection with contested matters in the bankruptcy court which are procedurally distinct from civil actions before a district court. As such the Court is of the opinion that the question of standing to maintain a Rule 60(b) motion in the context of a contested matter in bankruptcy should focus more appropriately on whether the movant's rights were impacted by the judgment and order sought to be amended and whether the movant is now seeking a just result in connection with those rights.

      At the hearing on August 13, 1998, the Court concluded that RFI-2 had standing to bring the Motion and to seek resolution of the Offset Issue, as well as the Title Issue. It is clear that RFI-2's rights were affected by the November 1997 Order in that the so-called intercompany debt it owed to the Consolidated Debtors was canceled in exchange for the issuance to the estate of the Consolidated Debtors of shares of stock in Equivest.

      Some of the Objectants also expressed concerns that they had not received timely notice of the Motion and had not had an opportunity to investigate and analyze the materials presented in support of it. In response to the request by several parties, the Court agreed to conduct an evidentiary hearing. Therefore, any arguments with regard to notice and an opportunity for discovery and a hearing have now been rendered moot.

      The argument was also made by some of the Objectants that a motion pursuant to Fed.R.Civ.P. 60(b) is not intended to allow a party to seek relief which the original movant never sought. However, nothing in the Rule places such a restriction on the relief. Indeed, it references relief to a "party" from which the Court infers that it is not limited to the "original movant."

      A motion to amend or alter an order is a matter left to the sound discretion of the Court. See Schorpp v. Lake George Park Commission, 1995 WL 283768 (N.D.N.Y. April 24, 1995) at *1 (citations omitted). Rule 60(b) provides the Court with "a grand reservoir of equitable power to do justice in a particular case... [and] should be liberally construed when substantial justice will thus be served." Radack v. Norwegian America Line Agency, Inc., 318 F.2d 538, 542 (2d Cir. 1963) (citations omitted). At the same time, the relief may be granted only upon the showing of "exceptional circumstances" by the movant. See Paddington Partners v. Bouchard, 34 F.3d 1132, 1142 (2d Cir. 1994) (citations omitted). It is RFI-2's position that as a result of the cancellation of the intercompany debt to the Consolidated Debtors in November 1997, it is entitled to a return of any property held by the Consolidated Debtors in connection with that debt. In this case, RFI-2 contends that some of the Consolidated Debtors hold title to certain of its property under what has been referred to as a "nominee" arrangement. The Trustee agrees that based on his investigation and that of others under his direction, the Consolidated Debtors do not have a basis for claiming legal title to the property at issue herein. See Trustee's Affidavit, filed September 1, 1998, at Paragraph 5.

      By way of the Motion herein, RFI-2 seeks to implement the exchange of debt for equity as set forth in the November 1997 Order by correcting two mistakes it made. See RFI-2's Motion at Paragraph 2. In support of the relief sought, RFI-2 argues that Fed.R.Civ.P. 60(b)(l) is applicable to the issues before the Court and provides a basis for relief from a judgment or order in the event of mistake, inadvertence, surprise or excusable neglect.(5)

      On the other hand, Fed.R.Civ.P. 60(b)(6) permits the Court to amend the November 1997 Order for any reason justifying relief from the operation of the Order if the reasons specified in subsections 1-5 of the Rule are inapplicable. Upon review of the evidence, the Court concludes that Fed.R.Civ.P. 60(b)(6) is more applicable to the matter herein and that none of the parties will be prejudiced by its consideration thereunder.

      Based on the evidence presented. the Court concludes that certain facts which were not apparent at the time of the November 1997 Order warrant its amendment. In this regard, it makes the following findings:

1. Since its inception and through February 16, 1996, RFI-2 and/or its predecessors(6) was a wholly-owned subsidiary of BFG. See RFI-2's Exhibit 48.

2. RFI-2 and/or its predecessors relied on various sources of funding in providing financing to time share developers in connection with acquisition and development ("A&D Loans" or

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      (5) At the conclusion of the Evidentiary Hearing on September 3, 1998, the
Court commented that it was not convinced, based on the evidence presented, that the failure to raise the Title Issue at the time of the Swap Motion was a mistake.

      (6) There was testimony to the effect that RFI-2 had previously done business as "The Processing Center" and also as "Bennett Funding International, Ltd."

"Construction Loans")(7) and also in purchasing time share receivables from the developers ("Consumer Receivables"), see, e.g., RFI-2's Exhibit 11 ("Contract of Sale of Contracts, Notes and Mortgages with Recourse").

3. RFI-2 and/or one of its predecessors obtained a line of credit of $50 million from BFG on or about June 1, 1991. See RFI-2's Exhibit 9.

4. As of the Petition Date, the debt from RFI-2 to the Consolidated Debtors amounted to approximately $25 million. See RFI-2's Exhibit 47.(8)

5. As a result of the November 1997 Order, that debt was paid in full.

6. The testimony of RFI-2's various witnesses indicates that various mortgages and contracts were executed in the name of one or more of the Consolidated Debtors even though serviced by RFI-2. At the Evidentiary Hearing, this was referred to as a "nominee" arrangement whereby the "wrong name" appeared on the documents, rather than that of RFI-2.

8. As early as July 10, 1997, the fact that the security at least for the A&D loans were in the "wrong name" was known to RFI-2. See Objectants' Exhibit A-2.

      James Petrie, Controller of RFI-2 since September 25, 1996, confirmed that he had verified that none of the transactions he reviewed between November 1993 and October 1995 were improperly recorded and that the records he reviewed indicate that RFI-2 funded the

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      (7) According to the testimony of Paul Szlosek ("Szlosek"), he reviewed the A&D loans made in connection with four time share developments, namely Debbie Reynolds Hotel and Casino, Harbor Ridge, Pier 7 and Mountain Lodge Development. See Szlosek's Affidavit, filed September 1, 1998, at Exhibit A and
B. RFI-2's Motion identifies three other time share developments in its "Nominee Development Loan Summary," including Pollard Brook, Killarney and Ocean Smugglers. See RFI-2's Motion at Exhibit 3.

      (8) Lisa Henson, Vice President of RFI-2, in her role overseeing the operations of RFI-2, testified that as of the Petition Date there were approximately $4-5 million in A&D loans and approximately $21.5 million in Consumer Receivables outstanding.

Consumer Receivables at issue herein in full without exception.

      The Court also heard testimony from Szlosek, who first joined BFG in July 1990 and since the Petition Date has been responsible for the accounting activities in connection with the one or more of the Consolidated Debtors. Based on his review of approximately 69,000 records, including wire transfers and canceled checks, he verified that payments made by one or more of the Consolidated Debtors to RFI-2 or directly to the developers on behalf of RFI-2 appeared as liabilities on RFI-2's books and were accounted for in the intercompany debt account. He testified that he reviewed every wire transfer between 1991 and the Petition Date, and every intercompany transfer and also went into the Consolidated Debtors' vendor system which contains records of all checks issued by one or more of the Consolidated Debtors. See Trustee's Exhibits D and F. He focused his investigation on whether all monies going out from one or more of the Consolidated Debtors to RFI-2 appeared on RFI-2's books as liabilities. He cross-referenced information found in Exhibit "D" with Information in Exhibit "F", item by item, and confirmed transfers from one or more of the Consolidated Debtors to RFI-2 were recorded as liabilities of RFI-2. He also testified that as of the date of the Swap Motion, no additional intercompany debt had been incurred by RFI-2 and remained outstanding.

      Edward J. Moran ("Moran"), a certified public accountant and a principal in the accounting firm of Firley, Moran, Freer & Eassa ("Firley Moran"(9)), testified that he had been engaged on July 24, 1998, to perform an analysis in connection with the Motion herein. At the request of

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      (9) Firley Moran has been the independent auditor for Equivest and RFI-2 since the fall of 1996. See Moran Affidavit, filed August 26, 1998. Firley Moran has also performed limited services on behalf of the Trustee. Id.

Equivest and pursuant to procedures designed by Paul Dzera, of the firm of Zolfo Cooper, LLC,(10) and approved by the Trustee, Equivest and the Committee, he performed an analysis on a sample of 80 transactions to determine the funding source of each. See RFI-2's Exhibit 52. RFI-2 was able to provide him with 72 canceled checks in connection with the sample transactions which he examined along with wire transfers and intercompany transfers. Each check was made payable to a developer for the purchase of several loans made by the developer to the consumers purchasing time shares. The 72 canceled checks which Moran was able to review covered 597 out of the 4,361 Consumer Receivables at issue herein. He testified that with respect to each of the 72 transactions the books of RFI-2 reflected an increase in the debt owed to the Consolidated Debtors in each instance and his review established that RFI-2, in fact, funded the receivables.(11) He also indicated that in all cases the A&D Loans were also reflected in RFI-2's books as an increase in its liability to at least one of the Consolidated Debtors.

      The Court received into evidence the Independent Accountant's Report, and Addendum thereto, of Loguidice & Kamide, certified public accountants appointed by the Court at the request of the UST to perform an "independent forensic analysis or audit of the underlying intercompany transactions between Resorts Funding, Inc. and Bennett Funding Group." See Objectants' Exhibit A-7 and A-6, respectively. Michael Loguidice ("Loguidice") testified that he followed the same procedure as Moran with respect to the Consumer Receivables but used a sample of 158 from the list of "Mortgages Assigned to RSC that should be RFI." He examined

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      (10) Zolfo Cooper, LLC serves as the financial advisor to the Committee.

      (11) Moran testified that he originally felt that an 85% level of confidence was appropriate under the circumstances but Dzera indicated to him the need for a 90% confidence level. That level was not achieved, however.

the Consolidated Debtors' vendor system, verifying the contract number, check number, date and amount of the check. While he was unable to examine canceled checks in connection with all 158, he testified that he had found no evidence in his review of the records available to him of anything inconsistent with RFI-2's position with respect to its interest in the Consumer Receivables. He also indicated that although time did not permit a detailed analysis of the A&D Loans, his review of the information provided by the UST indicated that postings were "correctly recorded." See Objectants' Exhibit A-7 at 5.

Conclusion

      During the two days of testimony, the Objectants attempted on numerous occasions to delve into matters not presently before the Court. It is obvious to the Court that there are serious concerns about the less than clear path taken and the lack of "fair and full disclosure" as alleged by one party, beginning with the motion by the Trustee to subordinate the intercompany debt owed by RFI-2 to the Consolidated Debtors, filed on September 5, 1997, followed by the Swap Motion filed on November 5, 1997, which resulted in the exchange of all of RFI-2's debt for an equity interest to the Consolidated Debtors in Equivest. As John R. Weider, Esq., counsel for three bank creditors in the case, in acknowledging some of these concerns, stated at the close of the evidentiary hearing, it is not possible at this point to "put Humpty Dumpty back together." The Court agrees. RFI-2's Motion is presently before the Court and it is not feasible to revisit the two prior motions. In this instance, the parties have had an opportunity to depose various witnesses in connection with the Motion and also have participated in the Evidentiary Hearing. The Court finds, based on the evidence presented, that as a result of the November 1997 Order which canceled all debt owing from RFI-2 to the Consolidated Estate, that RFI-2 has established

"exceptional circumstances" which justify amendment of the November 1997 Order pursuant to Rule 60(b)(6).

      Based on the foregoing, it is hereby

      ORDERED that the Trustee is authorized to adjust the recapitalization amount, as set forth in the second decretal paragraph of the November 1997 Order, on a nunc pro tunc basis by means of an exchange of an additional $306,732.51 in debt for 67,311 shares of common stock in Equivest;(12) it is further

      ORDERED that the Trustee is authorized to convey to RFI-2 all of the Consolidated Debtors' record right, title and interest in the Consumer Receivables and A&D Loans, as identified in Exhibits 2 and 3 of the Motion, including any and all record liens, interests and documentation of whatever kind and description appurtenant to or relating to record ownership of the property, or any record rights therein, and to execute such documents as are reasonably necessary to transfer any such rights and documentation to RFI-2; and it is finally

      ORDERED that any objection to the conduct of any persons employed by or otherwise related to Equivest or RFI-2 in connection with the transactions referred to in this Motion is hereby reserved and left unaffected by this Order.

Dated at Utica, New York

this 8th day of September 1998


                                             /s/ Stephen D. Gerling
                                             -------------------------------
                                                 STEPHEN D. GERLING
                                                 Chief U.S. Bankruptcy Judge

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         (12) Although the relief was granted from the Bench at the hearing on
August 13, 1998, as of the date of this Decision no written order had been entered.